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                          OUTBOARD MARINE CORPORATION
                 EXHIBIT 11: COMPUTATION OF PER SHARE EARNINGS

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
                                                           Three Months Ended June 30,      Nine Months Ended September 30,
                                                           ---------------------------      -------------------------------
(Dollars and Shares in Millions Except per Share Data)        1999            1998             1999                1998
                                                           ----------      -----------      -----------         -----------
Basic Earnings per Share:
  Net Income (Loss)                                             $11.0         $(121.2)            $32.9            $(133.4)

  Weighted Average Number of Shares                              20.4            20.4              20.4               20.4
                                                           ----------      -----------      -----------         -----------

  Basic Earnings (Loss) Per Share                               $0.54         $ (5.94)            $1.61            $ (6.54)
                                                           ==========      ===========      ===========         ===========

Diluted Earnings Per Shares:
  Net Income (Loss)                                             $11.0         $(121.2)            $32.9            $(133.4)

  Weighted Average Number of Shares                              20.4            20.4              20.4               20.4
  Common Stock Equivalents (Stock Options)                        0.2            ----               0.2               ----
                                                           ----------      -----------      -----------         -----------

  Average Shares Outstanding                                     20.6            20.4              20.6               20.4
                                                           ----------      -----------      -----------         -----------

    Diluted Earnings (Loss) Per Share                           $0.53         $ (5.94)            $1.60            $ (6.54)
                                                           ==========      ===========      ===========         ===========
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